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                                  EXHIBIT 21.1

                          SUBSIDIARIES OF REGISTRANT


Name of Subsidiary                 State of Incorporation
------------------                 ----------------------

CrossHost, Inc.                    Maryland
Host Ventures, Inc.                Maryland